                                                      EXHIBIT 10(l)

                     Supplemental Retirement Contract
                                 Amendment


      Agreement made as of ________________ by Stanhome Inc., a Massachusetts Corporation with its principal place of business at 333 Western Avenue, Westfield, Massachusetts 01085 ("Stanhome") and _________ ______ of ____________________, __________, ___________________ ("____").

      Whereas, Stanhome and ____ have previously entered into a Supplemental Retirement Contract dated ____________, ("Contract"); and

      Whereas, the parties intend that the Survivors Benefit for ____'s surviving spouse should be payable by Stanhome in the event that ____ dies prior to age 55 whether he is employed by Stanhome at such time or, as presently provided, has been involuntarily terminated for any reason other than cause,

      NOW THEREFORE, the parties do hereby amend the Contract as set forth below, effective as of the date hereof:

      Section 4 of the Contract entitled "Survivors Benefit" shall be amended by adding language (underlined for emphasis) after the initial phrase "in the event that" so that the beginning of Subsection (a) reads as follows:

      "In the event that Employee dies while employed by Stanhome prior to reaching age fifty-five (55), or in the event that Employee's employment by Stanhome is involuntarily terminated prior to age fifty-five (55) for any reason other than cause, and he dies subsequent to such termination,
Stanhome will pay .....".

      IN WITNESS WHEREOF, Stanhome and ____ have executed this Amendment effective as of the date first written above.

                                    STANHOME INC.



                              By:
Attest:                             President and CEO




Secretary
                              By: